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                                                                         Ex. 5.1


                                  July 21, 2004


Atwood Oceanics, Inc.
15835 Park Ten Place Drive
Houston, Texas 77084


         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Atwood Oceanics, Inc., a Texas corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering by the selling shareholder of the Company of up to 3,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Each capitalized term used herein, unless otherwise defined herein, has the meaning ascribed to it in the Registration Statement. Before rendering our opinion, we examined certain corporate records of the Company, including its Restated Articles of Incorporation, as amended from time to time, Amended and Restated Bylaws, as amended from time to time, and certain resolutions of the Board of Directors of the Company. We also examined the Registration Statement, together with the exhibits thereto, and such certificates of officers of the Company, other documents and records as we have deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us and originals, the conformity to original documents of all copies and the authenticity of the original of such copies.

Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the shares of Common Stock included on the Registration Statement have been legally issued and are fully paid and nonassessable.


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This opinion is limited in all respects to the law of the State of Texas, and the law of the United States of America.

We consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof, and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.


Very truly yours,

/s/ Strasburger & Price, LLP
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Strasburger & Price, LLP